EXHIBIT 23a



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus, constituting part of this Registration Statement, of our report dated October 11, 1996 on the financial statements of WebSecure, Inc. as of August 31, 1996 and for the year ended August 31, 1996, and the period from inception (July 19, 1995) to August 31, 1995 and for the period from inception to August 31, 1996.

We also consent to the reference to us under the caption "Experts" in said prospectus.



                                                      /s/ BDO Seidman, LLP
                                                      ----------------------
                                                      BDO Seidman, LLP
Boston, Massachusetts
October 24, 1996